EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and Glaukos Corporation 2015 Employee Stock Purchase Plan of our report dated March 14, 2016, with respect to the consolidated financial statements of Glaukos Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

June 17, 2016